Exhibit 3.49

Microfilm Number: _______________________________		Filed with the Department of State on: DEC 28 2000

Entity Number:	2980505
		Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP

DSCB: 15-8511 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. §8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: SUNGARD RECOVERY SERVICES LP

The (a) address of this limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	1285 Drummers Lane, Wayne, Chester County, PA 19087

(b)	c/o

Name of Commercial Registered Office Provider                                                 County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

Name	Address

SunGard Computer Services Inc.	1285 Drummers Lane, Wayne, PA 19087

4.	(Check, and if appropriate, complete, one of the following):

☐	The formation of the limited partnership shall be effective upon filing of this Certificate of Limited Partnership in the Department of State.

☑	The formation of the limited partnership shall be effective on: January 1, 2001 at 12:04 AM.

IN WITNESS WHEREOF, the undersigned general partner of the limited partnership has executed this Certificate of Limited Partnership this 27th day of December, 2000.

SUNGARD COMPUTER SERVICES INC.

By:
Michael J. Ruane, Asst. Vice President

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa.C.S.)
Entity Number
2980505			☒ Limited Partnership (§ 8512)
☐ Limited Liability Company (§ 8951)

Name			Document will be returned to the name and address you enter to the left.

Address	CT CORP-COUNTER		Ü

City	State	Zip Code

Fee: $52

Filed in the Department of State on APR 07 2003

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:

SunGard Recovery Services LP

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 01/01/01

3.	Check, and if appropriate complete, one of the following:

☒	The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The address of the registered office is hereby changed to: 680 East Swedesford Road, Wayne, PA 19087, Chester County

☐	The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐	The amendment shall be effective on: _________ at __________.
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

☐	The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned has caused this Certificate of Amendment of Registration to be signed by a duly authorized officer, member or manager thereof this

____ day of _____, 2003.

SunGard Recovery Services LP
Name of Association

Signature

Sara G. Armstrong, Asst. Vice President
Title